                                                                     EXHIBIT 8.1
                                  PERKINS COIE

             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
     1211 SOUTHWEST FIFTH AVENUE, SUITE 1500 - PORTLAND, OREGON 97204-3715
               TELEPHONE: 503 727-2000 - FACSIMILE: 503 727-2222

                                  May 13, 1998

Teekay Shipping Corporation
4th Floor, Euro Canadian Centre
Marlborough Street & Navy Lion Road
P.O. Box SS-6293
Nassau, Commonwealth of the Bahamas

                     RE: REGISTRATION STATEMENT ON FORM F-3

Dear Sirs:

     We have acted as special United States tax counsel to Teekay Shipping Corporation, a Liberian corporation (the "Company"), in connection with the Registration Statement on Form F-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Rules") with the Securities and Exchange Commission today in connection with a proposed underwritten public offering of up to 8,050,000 shares of the Company's Common Stock. You have asked us to render our opinion as to matters hereinafter set forth. Capitalized terms used but not defined herein shall have the same meaning as in the Registration Statement.

     In this connection, we have examined such certificates, agreements, records, and other documents as we have deemed relevant and necessary as a basis for this opinion. We have assumed, with your permission and without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies, (ii) the accuracy of the factual representations made to us by officers and other representatives of the Company, whether evidenced by certificates or otherwise, and (iii) that all actions contemplated by the Registration Statement have been and will be carried out only in the manner described therein.

     Based on the foregoing, we are of the opinion that the summary set forth under the heading "Tax Considerations--United States Tax Considerations" in the Prospectus forming a part of the Registration Statement is accurate in all material respects and describes the material United States federal income tax consequences expected to be relevant to prospective holders of the Common Stock who have acquired the Common Stock as a capital asset, are U.S. Holders (as defined below) and are not among particular categories of investors subject to special treatment under certain United States federal income tax laws. As used herein, the terms "U.S. Holder" means a beneficial owner of Common Stock who or that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if both (A) a U.S. court is able to exercise primary supervision over the administration of the trust, and
(B) one or more of U.S. persons have the authority to control all substantial decisions of the trust.

     This opinion is based on provisions of the United States Internal Revenue Code of 1986, as amended, applicable United States Treasury Department Regulations thereunder and published administrative positions and judicial decisions thereof, all as of the date hereof.

     In giving the opinion expressed herein, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus made part of the Registration Statement under the "Tax Considerations--United States Tax Considerations" and "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or related Rules. This Consent may be incorporated by reference in any amendment to the Registration Statement filed pursuant to Rule 462(b) of Regulation C under the Securities Act.

                                            Very truly yours,

                                                     /s/  PERKINS COIE

                                            ------------------------------------
                                                        Perkins Coie

DSM:cf